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EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of Voyager One, Inc. on Form SB-2 of our report for Silicon Film Technologies, Inc. dated March 12, 2004 which appears in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our Firm under the caption "Experts" in such Prospectus.

/s/ MENDOZA BERGER & COMPANY, LLP

Irvine, California
December 28, 2004